As filed with the Securities and Exchange Commission on June 21, 2010

Registration No. 333-137952

333-137953

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
To

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OSIRIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Maryland	71-0881115
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

7015 Albert Einstein Drive
Columbia, Maryland	21046
(Address of Principal Executive Offices)	(Zip Code)

Osiris Therapeutics, Inc.

Amended and Restated 2006 Omnibus Plan,

as amended and restated effective May 27, 2010

(formerly known as the Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan)

and
Osiris Therapeutics, Inc.

Amended and Restated 1994 Stock Incentive Plan, as amended

(Full title of the plans)

C. Randal Mills, Ph.D.

President and Chief Executive Officer

Osiris Therapeutics, Inc.

7015 Albert Einstein Drive

Columbia, MD  21046

(Name and address of agent for service)

(443) 545-1819

(Telephone number, including area code, of agent for service)

with a copy to:

Douglas M. Fox, Esquire

Ballard Spahr LLP

18th Floor

300 East Lombard Street

Baltimore, MD 21202-3268

(410) 528-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller  reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	N/A	N/A	N/A	N/A

(1)           The Registrant is not registering additional securities.  Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statements on Form S-8 (File Nos. 333-137952 and 333-137953). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

PART II -

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

Effective as of 11:59 PM on May 31, 2010 (the “Effective Time”), Osiris Therapeutics, Inc. changed its state of incorporation from Delaware to Maryland.  This reincorporation was effectuated by a merger (the “Reincorporation Merger”) of Osiris Therapeutics, Inc., a Delaware corporation (“Osiris Delaware”), with and into Osiris Maryland, Inc., then a wholly owned Maryland subsidiary established for such purpose.  The Reincorporation Merger was approved by the requisite vote of stockholders at Osiris Therapeutics, Inc.’s Annual Meeting of Stockholders on May 27, 2010.  In connection with the Reincorporation Merger, Osiris Maryland, Inc. changed its name to “Osiris Therapeutics, Inc.”  Osiris Therapeutics, Inc., a Maryland corporation formerly known as Osiris Maryland, Inc. (“Osiris Maryland”), is deemed to be the successor issuer of Osiris Delaware under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Osiris Delaware and Osiris Maryland, as issuer and successor issuer under Rule 12g-3 of the Exchange Act, are collectively referred to herein as the “Registrant”.

The Registrant is filing this Post-Effective Amendment No. 1 to the registration statements on Form S-8, File Nos. 333-137952 and 333-137953 (the “Registration Statements”), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statements as a result of the Registrant’s reincorporation in the State of Maryland from the State of Delaware via the Reincorporation Merger.

In connection with the Reincorporation Merger, Osiris Maryland assumed (i) the Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan, as amended and restated effective as of May 27, 2010 and (ii) the Osiris Therapeutics, Inc. Amended and Restated 1994 Stock Incentive Plan, as amended (collectively, the “Plans”) and all of the outstanding options and equity awards under the Plans.  At the Effective Time, each outstanding option to purchase shares of Osiris Delaware common stock was converted into an option to purchase the same number of shares of Osiris Maryland common stock, with no changes in the option exercise price or other terms and conditions of such options.

In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, now as successor issuer to Osiris Delaware pursuant to Rule 12g-3 promulgated under the Exchange Act, hereby expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act, including, but not limited to, Registrant’s most recent annual report on Form 10-K and the description of the common stock of the Registrant as set forth on the Registration Statement on Form 8-A/A, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 18, 2010.  The applicable registration fees were paid at the time of the original filings of the Registration Statements.

Item 3.                    Incorporation of Documents by Reference.

The following documents, which have previously been filed with the Commission by the Registrant, are hereby incorporated by reference into this Post-Effective Amendment to Registration Statement and made a part hereof:

•              Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 12, 2010;

•              Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 7, 2010;

•              all other reports of the Registrant filed (whether by Osiris Delaware or Osiris Maryland) pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of Registrant’s most recent fiscal year ended

December 31, 2009 (except for any reports, or portions of reports, that are not deemed “filed” with the Commission); and

•              the description of the common stock of Osiris Maryland contained in the Registration Statement on Form 8-A/A,filed with the Commission on June 18, 2010, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Post-Effective Amendment to Registration Statement and shall be part hereof from the date of filing of such document. Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment to Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment to Registration Statement.  The Registrant is not, however, incorporating by reference any documents, or portions of documents, that are not deemed “filed” with the Commission.

Item 4.                    Description of Securities.

Not applicable.

Item 5.                    Interests of Named Experts and Counsel.

None.

Item 6.                    Indemnification of Directors and Officers.

Section 2-418 of the Maryland General Corporation Law (the “MGCL”) permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation.  In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received.  The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

In addition, Section 2-418 of the MGCL requires that, unless prohibited by its charter, a corporation indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, or any claim, issue or matter in the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding, or in the defense of any such claim, issue or matter in the proceeding.

The charter and bylaws of the Registrant provide in effect for the indemnification by the Registrant of the Registrant’s directors and officers to the fullest extent permitted by applicable law.  The Registrant has purchased directors’ and officers’ liability insurance for the benefit of its directors and officers.

Item 7.                    Exemption from Registration Claimed.

Not applicable.

Item 8.                    Exhibits.

Exhibit
Number	Description

4.1	Articles of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

4.2

Articles of Merger between Osiris Therapeutics, Inc., a Delaware corporation, and Osiris Maryland, Inc. a Maryland corporation, as survivor, changing the name of “Osiris Maryland, Inc.” to “Osiris Therapeutics, Inc.”, as filed with the State Department of Assessments and Taxation of Maryland on May 27, 2010, and effective May 31, 2010. (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

4.3	Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

4.4

Amended and Restated 1994 Stock Incentive Plan, as amended. (Incorporated herein by reference to Exhibit 4.1 to Registration Statement on Form S-1, Registration No. 333-134037, declared effective by the Commission on August 3, 2006.)

4.5

Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan, as amended and restated effective May 27, 2010. (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

5.1	Opinion of Ballard Spahr LLP. (filed herewith)

23.1	Consent of Grant Thornton LLP. (filed herewith)

23.2	Consent of Stegman & Company. (filed herewith)

23.3	Consent of Ballard Spahr LLP. (included in Exhibit 5.1)

24.1	Power of Attorney. (filed herewith)

Item 9.	Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland, on June 21, 2010.

Osiris Therapeutics, Inc.

By:	/s/ C. Randal Mills
Name:	C. Randal Mills, Ph.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ C. Randal Mills	President, Chief Executive Officer and Director	June 21, 2010
	C. Randal Mills, Ph.D.	(Principal Executive Officer)

	/s/ Philip R. Jacoby, Jr.	Chief Financial Officer and Corporate Secretary	June 21, 2010
	Philip R. Jacoby, Jr.	(Principal Financial Officer)

	/s/ Matthew Neumayer	Corporate Controller	June 21, 2010
	Matthew Neumayer	(Principal Accounting Officer)

	*	Director	June 21, 2010
Peter Friedli

	*	Director	June 21, 2010
Felix Gutzwiller

	*	Director	June 21, 2010
Jay M. Moyes

	*	Director	June 21, 2010
Gregory H. Barnhill

* By:	/s/ Philip R. Jacoby, Jr.
Philip R. Jacoby, Jr.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Articles of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

4.2

Articles of Merger between Osiris Therapeutics, Inc., a Delaware corporation, and Osiris Maryland, Inc. a Maryland corporation, as survivor, changing the name of “Osiris Maryland, Inc.” to “Osiris Therapeutics, Inc.”, as filed with the State Department of Assessments and Taxation of Maryland on May 27, 2010, and effective May 31, 2010. (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

4.3	Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

4.4

Amended and Restated 1994 Stock Incentive Plan, as amended. (Incorporated herein by reference to Exhibit 4.1 to Registration Statement on Form S-1, Registration No. 333-134037, declared effective by the Commission on August 3, 2006.)

4.5

Osiris Therapeutics, Inc. Amended and Restated 2006 Omnibus Plan, as amended and restated effective May 27, 2010. (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 2, 2010.)

5.1	Opinion of Ballard Spahr LLP. (filed herewith)

23.1	Consent of Grant Thornton LLP. (filed herewith)

23.2	Consent of Stegman & Company. (filed herewith)

23.3	Consent of Ballard Spahr LLP. (included in Exhibit 5.1)

24.1	Power of Attorney. (filed herewith)